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                                                                       EXHIBIT 3


                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement, dated as of April 24, 1998 is entered into between EQUALNET HOLDING CORP., a Texas corporation (the "Company") and JAMES R. CRANE, a natural person residing in Texas ("Crane").

                                    Recitals

         In connection with the consummation of the transactions contemplated by the certain Stock and Warrant Purchase Agreement dated April 24, 1998 among the Company and Crane (the "Agreement"), 3,400,000 shares (the "Shares") of the Common Stock of the Company, $.01 par value per share (the "Common Stock"), and a warrant (the "Warrant") for the purchase of an additional 170,000 shares of Common Stock were issued to Crane.

         Pursuant to the terms of this Agreement, the Company has agreed to grant to Crane (and his successors and permitted assigns) certain registration rights with respect to the Shares and the Common Stock issuable upon exercise of the Warrant (collectively, the "Registrable Shares").

         NOW, THEREFORE, in and for the mutual covenants and agreements set forth herein, the Company and Crane agree as follows:

A.       Registration Rights.

         1. Demand Registration Rights. (a) The Company covenants and agrees with Crane that within 60 days after receipt of a written request from Crane (the "Initiating Holder"), the Company shall file a registration statement (and use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the offering and sale or other disposition of any number of shares of the Registrable Securities (the "Demand Securities"); provided that the Company may defer its obligations under this
Section 1 for a period of no more than 90 days if the Company's Board of Directors adopts a resolution that filing such a registration statement would require a public disclosure by the Company which disclosure would have material adverse consequences for the Company, such as a disclosure regarding a pending material acquisition by the Company; provided further that once such information has been publicly disclosed, then the Company shall promptly proceed to fulfill its obligations under this Section 1. The Company shall continuously maintain the effectiveness of such registration statement for the lesser of (i) 180 days after the effective date of the registration statement or (ii) the consummation of the distribution by the holders of the Demand Securities covered by such registration statement (the "Termination Date"); provided, however, that



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if at the Termination Date, the Demand Securities are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to the Demand Securities for so long as such registration statement (or any subsequent registration statement) remains or is required to remain in effect for any of such other securities. The Company shall not be required to comply with more than two requests for registration pursuant to this Section 1. In addition, the Company shall be required to effect up to three registrations of the Registerable Securities on Form S-3 or any successor to such form promulgated under the Securities Act at the request of Crane; provided that the requirements for use of such from set forth in the instructions to such form are met. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Demand Securities and fees and disbursements of counsel and other advisors (if any) to the Initiating Holder will be borne by such holders requesting that such securities be offered.

                 (b) If the Initiating Holder intends to distribute the Demand Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 1.  The right of any other holder to registration pursuant to this
Section 1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Demand Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holder and such holder with respect to such participation and inclusion) to the extent provided herein. A holder may elect to include in such underwriting all or a part of the Demand Securities it holds. If other holders of registration rights request inclusion in any registration statement pursuant to this Section 1(b), such holders may be included in the underwriting conditioned on their acceptance of the further applicable provisions of this
Section 1(b). The Company shall (together with other holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holder. If the representative advises the Initiating Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, then securities held by holders other than the Initiating Holder shall be excluded from such registration to the extent so required by such limitation.

         2. Piggy-back Registration Rights. The Company covenants and agrees with Crane that, in the event the Company proposes to file a registration statement under the Securities Act with respect to a firm commitment offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included), the Company shall in each case give written notice of such proposed filing to Crane at least 30 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement and such notice shall offer to such holders the opportunity to include in such registration statement such number of shares of the Registrable Securities (the "Piggyback Securities") as they may request. Holders desiring inclusion of Piggy-back Securities in such



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registration statement shall so inform the Company by written notice, given within ten days of the giving of such notice by the Company. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the holders of Piggy-back Securities requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to securities of the Company, if any, included therein for the account of any person other than the Company and the holders. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in its opinion, the distribution of securities by holders thereof, including all or a portion of the Piggy-back Securities, requested to be included in the registration concurrently with the securities being registered by the Company, would materially adversely affect the distribution of such securities by the Company for its own account, then the holders of the Registrable Securities shall delay their offering and sale of the Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 120 days, as the managing underwriter shall request, provided that if any other securities are included in such registration statement for the account of any person other than the Company and the holders of Piggy-back Securities, then such securities, including the Piggy-back Securities, so included shall be apportioned among holders who wish to be included therein pro rata according to amounts so requested to be included by each such person. No such delay shall in any event impair any right granted hereunder to make subsequent requests for inclusion pursuant to the terms of this Section 2. The Company shall continuously maintain in effect any registration statement with respect to which the Piggy-back Securities have been requested to be included (and so included) for a period of not less than 180 days after the effectiveness of such registration statement ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Piggy-back Securities are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Securities for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Piggy-back Securities and fees and distributions of counsel and other advisors (if any) to the holders requesting that the Piggy-back Securities be offered will be borne by such holders.

         3. Other Matters. In connection with the registration of Registrable Securities in accordance with Sections 1 or 2 above, the Company agrees to:

                 (i) Use its commercially reasonable efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the holders of such Registrable Securities shall designate; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, and use its commercially reasonable efforts to do any and all other acts and things which may be necessary or advisable to enable the holders of Registrable Securities to consummate the sale, transfer, or other disposition of such securities in any jurisdiction;





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                 (ii)     Enter into indemnity and contribution agreements,
         each in customary form, with each underwriter, if any, and each holder of Registrable Securities included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions including, but not limited to, opinions of counsel and accountants' cold comfort letters with any underwriter who participates in the offering of Registrable Securities;

                 (iii) Pay all expenses in connection with the registration of the Registrable Securities under the Securities Act and compliance with the provisions of clause (i) above, except to the extent otherwise provided in Sections 1 or 2; and

                 (iv) List or quote the Registrable Securities on each securities exchange or quotation system, if any, on which the Common Stock is listed or quoted.

         In connection with the registration of Registrable Securities in accordance with Section 2, the holders agree to enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses (not otherwise inconsistent with this Agreement), and customary closing conditions, with any underwriter who participates in the offering of Registrable Securities.

         4. Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for such shares of Common Stock (or any option or other right for such securities), except for any securities that may be issued to the holders upon conversion of Preferred Stock, during the 15-day period prior to, and during the 60-day period beginning on the effective date of any registration statement under which the Registrable Securities are registered in accordance with Sections 1 or 2 above (other than as part of such registration).

         5. Rule 144. With a view to making available to Crane the benefits of certain rules of the Securities and Exchange Commission (the "Commission") that may permit the sale of Registrable Securities to the public without registration, the Company hereby covenants and agrees to use its commercially reasonable best efforts to: (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder necessary to permit sales under Rule 144 under the Securities Act, and the Company will take such further action to the extent reasonably required from time to time to permit Crane to sell Registrable Securities (whether or not any such securities have been the subject of a demand or piggy-back request under Sections 1 and 2 hereof) without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission and (ii) promptly furnish to Crane a copy of all such reports and documents upon





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request.  Upon the request of Crane, the Company will deliver to Crane a written statement as to whether it has complied with such requirements.

         6. Other Registration Rights. The Company hereby agrees that it shall not grant any additional registration rights with respect to shares of its Common Stock, warrants to purchase its Common Stock or securities convertible into its Common Stock, which are inconsistent with the provisions of this Agreement. The Company hereby represents that, subject to the receipt of the Willis Group Waiver (as defined in the Agreement), this Registration Rights Agreement does not conflict with any outstanding registration rights granted by the Company with respect to any shares of its Common Stock, warrants to purchase its Common Stock or securities convertible into its Common Stock.

         7.      Miscellaneous.

                 (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                 (b) All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto and, to the extent provided in this Agreement, to the benefit of any future holders of any Registrable Securities. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party hereto. Subject to the foregoing, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                 (c) All communications provided for hereunder shall be sent by registered or certified mail and, if to Crane, to the following: James
R. Crane, 15350 Vickery Drive, Houston, Texas 77032, with a copy to Gene J. Oshman, at Baker & Botts, L.L.P., 3000 One Shell Plaza, 910 Louisiana, Houston, Texas 77002; if to the Company addressed to it at EqualNet Holding Corp., 1250 Wood Branch Park Drive, Houston, Texas 77079-1212, Attn: General Counsel, with a copy to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, Attn: Robert F. Gray, Jr., or to such other address with respect to any party as such party shall notify the other in writing; provided, however, that any such communication to the Company may also, at the option of Crane, be either delivered to the Company at the Company's address set forth above or to any officer of the Company. Within five business days after the date of such mailing (save for any postal interruption) such communication shall be deemed to have been received.

                 (d) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas without giving effect to the choice of law or conflicts principles thereof. Any legal action or proceeding with respect to this





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Agreement may be brought in the courts of the State of Texas or of the United
States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in above, such service to become effect 30 days after such mailing. Nothing herein shall affect the right of the Crane to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                 (e) In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or Crane, the Company or Crane, as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law.

                 (f) This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                 (g) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute a single agreement.


                             EQUALNET HOLDING CORP.


                             By:   /s/ ROBERT H. TURNER
                                   ---------------------------------------------
                                       Robert H. Turner, President and
                                       Chief Executive officer



                                   /s/ JAMES R. CRANE
                             ---------------------------------------------------
                                       JAMES R. CRANE





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